SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, DC 20549


                                       FORM 8-K

                                    CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15(D) OF THE
                           SECURITIES EXCHANGE ACT OF 1934



            Date of Report (Date of Earliest Event Reported) - May 5, 1998
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                             AMERICAN ELECTROMEDICS CORP.
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                (Exact name of registrant as specified in its charter)


               Delaware                0-9922                04-2608713
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          (State or other        (Commission File          (IRS Employer
          jurisdiction of             Number)            Identification No.)
          Incorporation)


           13 Columbia Drive, Suite 5,  Amherst, New Hampshire       03031
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               (Address of principal executive offices)          (zip code)


         Registrant's telephone number, including area code - (603) 880-6300
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              13 Columbia Drive, Suite 13, Amherst, New Hampshire 03031
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            (Former Name or Former Address, if changed since last report)



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          ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.
                    ------------------------------------

               On May 5, 1998, American Electromedics Corp. (the "Company" or "AEC") acquired Dynamic Dental Systems, Inc., a Delaware corporation ("DDS"), in exchange for 750,000 shares of the Company's Common Stock, $.10 par value (the "Common Stock"), and $225,000, pursuant to an Agreement and Plan of Merger, dated as of April 30, 1998, by and among the Company, DDS Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of the Company, DDS, and Henry J. Rhodes, Charles S. Aviles and Barry A. Hochstadt, the sole stockholders of DDS. Upon the merger (the "DDS Merger"), DDS became a wholly-owned subsidiary of the Company.

               Upon the closing of the DDS Merger, DDS entered into an Employment Agreement with Mr. Rhodes pursuant to which he will serve as President of DDS for an initial term of three years at an annual base salary of $125,000. Mr. Rhodes was also granted stock options to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $1.00 per share, vested as of May 1, 1998, and stock options to purchase up to 100,000 shares of the Company's Common Stock at an exercise price of $3.00 per share, vested as of November 1, 2000. All such stock options expire five years from the date of grant.

               DDS is based in Gainesville, Georgia and is a distributor of digital operator hardware, cosmetic imaging software, and intraoral dental cameras.

               On May 12, 1998, AEC acquired Equidyne Systems, Inc., a California corporation ("ESI"), in exchange for 600,000 shares of the Company's Common Stock, pursuant to an Agreement and Plan of Merger, dated as of March 27, 1998, among the Company, ESI Acquisition Corporation, a California corporation and a wholly-owned subsidiary of the Company, and ESI. Upon the merger (the "ESI Merger"), ESI became a wholly-owned subsidiary of the Company.

               Upon the closing of the ESI Merger, ESI entered into Employment Agreements with Lawrence Petersen and Richard Battelle. Mr. Petersen is to serve as President of ESI for an initial term of three and one-half years at an annual salary of $125,000. Mr. Petersen was also granted stock options to purchase an aggregate of 100,000 shares of the Company's
          Common Stock, 50,000 of such options at an exercise price of $1.00 per share, with 5,000 of such options immediately vested and 45,000 of such options to vest ratably over the term of the Employment Agreement, and the remaining 50,000 of such options at an exercise price of $3.00 per share, with 5,000 of such options immediately vested and 45,000 of such options to vest ratably over the term of the Employment Agreement. Mr. Battelle is to serve as Director of Finance and Administration for an initial term of one year at an annual salary of $60,000, and was also granted stock options to purchase an aggregate of 40,000 shares of the Company's Common Stock, 20,000 of such options at


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          an exercise price of $1.00 per share to vest ratably over the term of the Employment Agreement, and the remaining 20,000 of such options at an exercise price of $3.00 per share to vest ratably over the term of the Employment Agreement. All such stock options granted to Mr. Petersen and Mr. Battelle expire five years from the date of grant.

               ESI is based in San Diego, California. It is engaged in the development of the INJEX(TM) needle-free drug injection system, which is designed to eliminate the risks of contaminated needle stick accidents and the resulting cross contamination of hepatitis, HIV and other diseases. ESI holds two patents for the features of the injection system and has received FDA 510(k) clearance to market the product in the United States. ESI anticipates commencing the marketing of the system in late calendar 1998.

               These acquisitions are part of management s strategic plan to expand the scope of the medical products to be offered by the Company.

          ITEM 5.   OTHER EVENTS.
                    ------------

               On May 5, 1998, AEC closed the placement of 1,000 shares of Series A Convertible Preferred Stock, $.01 par value (the "Series A Preferred Stock"), to one purchaser (the "Purchaser") at a purchase price of $1,000 per share or an aggregate purchase price of $1 million, pursuant to a Securities Purchase Agreement, dated as of May 5, 1998 (the "Purchase Agreement"), among AEC, West End Capital LLC ("West End") and the Purchaser. The Purchase Agreement also provided that the Purchaser would purchase a second tranche of 1,000 shares of Series A Preferred Stock for $1 million upon AEC acquiring DDS on or prior to May 15, 1998, and a third tranche of 1,000 shares of Series A Preferred Stock for $1 million upon AEC acquiring ESI on or prior to May 25, 1998. As part of its entry into the Purchase Agreement, the Company entered into a Registration Rights Agreement (the "Registration Agreement") and a Warrant Agreement. Concurrently with the closing for the first tranche of Series A Preferred Stock, AEC issued warrants under the Warrant Agreement (the "Warrants") to West End for the purchase of 50,000 shares of the Company's Common Stock at an exercise price of $4.80 per share, subject to customary anti-dilution provisions, expiring on May 5, 2001. AEC also issued warrants for the purchase of 30,000 shares of Common Stock to the placement agent, exercisable at $4.40 per share for three years.

                The Registration Agreement requires AEC to file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended, for the Warrants and shares of the Company's Common Stock underlying the Series A Preferred Stock and the Warrants.

               On May 8, 1998, AEC closed the second tranche of the Series A Preferred Stock. See Item 2 of this Report for information regarding the DDS Merger. On May 13, AEC closed the third tranche of the Series A Preferred Stock. See Item 2 of this Report and the Company's Form 8-K for an event of March 27, 1998


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


          for information regarding the ESI Merger. The net proceeds from the sale of the 3,000 shares of Series A Preferred Stock was $2,665,000 (after placement fees and other related costs), of which $225,000 was used as the cash portion of the purchase price for the DDS Merger, $600,000 was used to repay the outstanding indebtedness to Citizens Bank New Hampshire, and the balance will be used for possible future acquisitions and working capital.

               The Series A Preferred Stock is immediately convertible into shares of Common Stock at a conversion rate equal to $1,000 divided by the lower of (i) $4.00 or (ii) 75% of the average closing bid price for the Common Stock for the five trading days immediately preceding the conversion date. AEC may force conversion of all (and not less than all) of the outstanding shares of Series A Preferred Stock at any time after the first anniversary of the effective date of the Registration Statement. There is no minimum conversion price. Should the bid price of the Common Stock fall substantially prior to conversion, the holders of the Series A Preferred Stock could obtain a significant portion of the Common Stock upon conversion, to the detriment of the then holders of the Common Stock.

               The Series A Preferred Stock has a liquidation preference of $1,000 per share, plus any accrued and unpaid dividends. AEC is to pay an annual dividend equal to 5% the liquidation preference, which may be paid at the election of AEC in cash or shares of its Common Stock. The dividend rate would be increased to 12% if AEC fails to file the Registration Statement covering the Common Stock underlying the Series A Preferred Stock within 30 days of the initial closing or the Registration Statement is not declared effective within 90 days of the initial closing, and such rate would increase up to 18% by reason of further delays in the effective date of the Registration Statement, until the effective date thereof.

               AEC may redeem up to $1 million face amount of Series A Preferred Stock at a redemption price equal to 120% of the liquidation preference if the closing bid price of the AEC Common Stock is below $2.75 per share for five consecutive trading dates.

               AEC may redeem an additional $1 million face amount of Series A Preferred Stock at a redemption price equal to 120% of the liquidation preference if the closing bid price of the AEC Common Stock is below $2.50 per share for five consecutive trading dates.

          ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
                    -----------------------------------------------------
                    AND EXHIBITS.
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               (a) and (b)    Pursuant to paragraph (a)(4), the Company
                              will file all requisite financial statements and pro forma financial information within 60 days of May 20, 1998, the day that this report was due to be filed.

               (c) 2.1 Certificate of Amendment to Certificate of Incorporation of AEC, filed with the Secretary of State of Delaware on May 4, 1998.


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               2.2            Certificate of Designations of Series A
                              Convertible Preferred Stock of AEC,
                              filed with the Secretary of State of Delaware on May 5, 1998.

               2.3 Agreement and Plan of Merger, dated as of April 30, 1998, among AEC, DDS Acquisition Corporation, DDS and others (without Exhibits or Schedules thereto).

               2.4 Certificate of Merger between DDS Acquisition Corporation and DDS, filed with the Secretary of State of Delaware on May 5, 1998.

               2.5 Agreement and Plan of Merger, dated as of March 27, 1998, among AEC, ESI Acquisition Corporation and ESI (incorporated by reference to Exhibit 2 to the Company's Form 8-K for an event of March 27, 1998).

               2.6 Officers Certificate of ESI filed with the Secretary of State of California on June 1, 1998.

               2.7 Officers Certificate of ESI Acquisition Corporation filed with the Secretary of State of California on June 1, 1998.

               2.8 Employment Agreement, dated as of April 30, 1998, by and between Dental Dynamic Systems, Inc. and Henry J. Rhodes.

               2.9 Employment Agreement, dated as of May 11, 1998, by and between Equidyne Systems, Incorporated and Lawrence Petersen.

               10.1 Securities Purchase Agreement, dated as of May 5, 1998, among AEC, West End Capital LLC and the Purchaser listed therein.

               10.2           Form of Warrant issued to West End Capital
                              LLC.

               10.3 Registration Rights Agreement, dated as of May 5, 1998, among AEC, West End Capital LLC and the Purchaser listed therein.

               99.            Press Release dated May 13, 1998.


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                                      SIGNATURES


                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                             American Electromedics Corp.
                                             ----------------------------
                                                  (Registrant)


                                             By: /s/ Michael T.  Pieniazek
                                                ----------------------------
                                                  Michael T. Pieniazek,
                                                  President

          June 4, 1998




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                                    Exhibit Index


          Number    Exhibit
          ------    -------

          2.1       Certificate of Amendment to Certificate of
                    Incorporation of AEC, filed with the Secretary of State of Delaware on May 4, 1998.

          2.2 Certificate of Designations of Series A Convertible Preferred Stock of AEC, filed with the Secretary of State of Delaware on May 5, 1998.

          2.3 Agreement and Plan of Merger, dated as of April 30, 1998, among AEC, DDS Acquisition Corporation, DDS and others (without Exhibits or Schedules thereto).

          2.4       Certificate of Merger between DDS Acquisition
                    Corporation and DDS, filed with the Secretary of State of Delaware on May 5, 1998.

          2.5 Agreement and Plan of Merger, dated as of March 27, 1998, among AEC, ESI Acquisition Corporation and ESI (incorporated by reference to Exhibit 2 to the Company's Form 8-K for an event of March 27, 1998).

          2.6 Officers Certificate of ESI filed with the Secretary of State of California on June 1, 1998.

          2.7 Officers Certificate of ESI Acquisition Corporation filed with the Secretary of State of California on June 1, 1998.

          2.8 Employment Agreement, dated as of April 30, 1998, by and between Dental Dynamic Systems, Inc. and Henry J. Rhodes.

          2.9 Employment Agreement, dated as of May 11, 1998, by and between Equidyne Systems, Incorporated and Lawrence Petersen.

          10.1 Securities Purchase Agreement, dated as of May 5, 1998, among AEC, West End Capital LLC and the Purchaser listed therein.

          10.2      Form of Warrant issued to West End Capital LLC

          10.3 Registration Rights Agreement, dated as of May 5, 1998, among AEC, West End Capital LLC and the Purchaser listed therein.

          99.       Press Release dated May 13, 1998.


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